Exhibit 10.115

LOAN AGREEMENT

LOAN NO 755097

THIS LOAN AGREEMENT, made as of  May           , 2006, is by and between PRINCIPAL COMMERCIAL FUNDING, LLC, a Delaware limited liability company (“Lender”), and INLAND AMERICAN SOUTHINGTON, L.L.C., a Delaware limited liability company (“Borrower”).

RECITALS

A.                                   Borrower desires to obtain a loan (the “Loan”) from Lender in the original principal amount of $11,145,000.00 (the “Loan Amount”);

B.                                     Lender is willing to make the Loan on the condition that Borrower, among other things, joins in the execution and delivery of this Agreement; and

C.                                     Lender and Borrower contemplate that all or any portion of Lender’s interest in the Loan, the Loan Documents and the Environmental Indemnity may be assigned, in whole or in part, by Lender, including without limitation, in connection with a Securitization Transaction.

NOW, THEREFORE, in consideration of the making of the Loan by Lender, and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

ARTICLE I

CERTAIN DEFINITIONS

“Account Collateral” has the meaning set forth in Section 5.3(A) of this Agreement.

“Affiliate(s)” means any person or Entity directly or indirectly controlling, controlled by, or under common control with Borrower or any person or Entity owning a material interest in Borrower, either directly or indirectly.

“Agreement” means this Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

“Approved Accounting Method” has the meaning set forth in Section 5.1 of this Agreement.

“Assignment of Leases” means that certain Assignment of Leases and Rents, dated the date hereof, executed by Borrower and delivered to Lender as security for the Loan, as the same may be modified, supplemented or amended.

“Code” has the meaning set forth in Section 3.1(F) of this Agreement.

“Collateral” means, collectively, the Premises, the Account Collateral and all proceeds and products of the foregoing, all whether now owned or hereafter acquired, and all other property which is or hereafter may become subject to a lien in favor of Lender.

“Entity” means a (a) corporation, (b) limited or general partnership, (c) limited liability company, or (d) trust.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement, dated the date hereof, executed by Borrower and delivered to Lender in connection with the Loan, as the same may be modified, supplemented or amended.

“ERISA” has the meaning set forth in Section 3.1(G) of this Agreement.

“Event of Default” or “Events of Default” has the meaning set forth in the Mortgage.

“Governmental Authority” means any national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with jurisdiction over Borrower, the Premises, or any Person with jurisdiction over Borrower, the Premises exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” means, individually and collectively, Inland American Real Estate Trust, Inc., a Maryland corporation.

“Indebtedness” has the meaning set forth in the Mortgage.

“Interest Owner(s)” means any person or entity owning an interest (directly or indirectly) in Borrower.

“Investor” has the meaning set forth in Section 5.5(A) of this Agreement.

“Leases” has the meaning provided in the Assignment of Leases.

“Lockout Date” means the earlier of:  (i) the date which is one (1) years after the date of the Securitization Transaction; or (ii) the date which is two (2) years after the date of the first full debt service payment under the Note.

“Make Whole Premium” means the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

(1)                                  Determine the “Reinvestment Yield.”  The Reinvestment Yield will be equal to the yield on the *U.S. Treasury Issue (“Primary Issue”) published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill (“Secondary Issue”) which the Lender reasonably deems to be similar to the Primary Issue’s characteristics (i.e., rate, remaining time to maturity, yield).

*At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

(2)                                  Calculate the “Present Value of the Loan.”  The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

(3)                                  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

“Material Adverse Effect” means a material adverse effect upon (i) the business or the financial position or results of operation of Borrower, (ii) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents or Environmental Indemnity or (iii) the value of (x) the Collateral taken as a whole or (y) the Premises.

“Mortgage” means the mortgage, deed of trust, trust deed or deed to secure debt as applicable, dated the date hereof, executed by Borrower and delivered to Lender as security for the Loan, as the same may be modified, supplemented or amended.

“Note” means and refers to the promissory note evidencing the Loan, dated as of the date hereof, made by Borrower to Lender, as such promissory note may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or in replacement thereof.

“Open Period” means the period beginning with the payment date in that month which is one month prior to the Maturity Date.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other Entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Premises” has the meaning set forth in the Mortgage.

“Property Reserves” has the meaning set forth in Section 5.2(B) of this Agreement.

“Rating Agency(ies)” shall mean each statistical rating agency that has assigned a rating to any participation interest, certificate or security issued in connection with a Securitization Transaction.

“Rents” has the meaning provided in the Assignment of Leases.

“Securitization Transaction” has the meaning set forth in Section 5.5(A) of this Agreement.

“Security Deposits” means all security deposits held or to be held with respect to the Premises, pursuant to the applicable Leases.

“Single-Purpose Entity” means a corporation, limited partnership, limited liability company, or business trust which, at all times until the Indebtedness is paid in full (i) will be organized solely for the purpose of owning the Premises, (ii) will not engage in any business unrelated to the ownership of the Premises, (iii) will not have any assets other than those related to the Premises, (iv) will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by the Loan Documents, will not engage in, seek or consent to any asset sale, transfer of partnership, membership, shareholder, beneficial interests, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement, trust agreement, or trust certificate (as applicable), (v) will not fail to correct any known misunderstanding regarding the separate identity of such Entity, (vi) without the unanimous consent of all of the partners, directors, members, beneficial owners and trustees, as applicable, will not with respect to itself or to any other Entity in which it has a direct or indirect legal or beneficial ownership interest (a) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Entity or all or any portion of such Entity’s properties; (c) make any assignment for the benefit of such Entity’s creditors; or (d) take any action that might cause such Entity to become insolvent, (vii) will maintain its accounts, books and records separate from any other person or Entity, (viii) will maintain its books, records, resolutions and agreements as official records, (ix) has not commingled and will not commingle its funds or assets with those of any other person or Entity, (x) has held and will hold its assets in its own name, (xi) will conduct its business in its name, (xii) will maintain its financial statements, accounting records and other Entity documents separate from any other person or Entity, (xiii) will pay its own liabilities out of its own funds and assets, (xiv) will observe all corporate, limited liability company and partnership formalities, as applicable, including any regarding the maintenance of minimum capital to the extent required by the laws of the jurisdiction in which such Entity is organized, (xv) has maintained and will maintain an arms-length relationship with its Affiliates, (xvi) if such Entity owns the Premises, will have no indebtedness other than the Indebtedness and commercially reasonable unsecured trade payables in the ordinary course of business relating to the ownership and operation of the Premises which are paid within sixty (60) days of the date incurred, (xvii) will not assume or guarantee or become obligated for the debts of any other person or Entity or hold out its credit as being available to satisfy the obligations of any other person or Entity, except for the Indebtedness, (xviii) will not acquire obligations or securities of its partners, members, trustees, beneficial owners or shareholders, (xix) will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and use separate stationery, invoices and checks, (xx) will not pledge its assets for the benefit of any other person or Entity, (xxi) will hold itself out and identify itself as a separate and distinct Entity under its own name and not as a division or part of any other person or Entity, (xxii) will not make loans to any person or Entity, (xxiii) will not identify its partners, members, shareholders, trustees, beneficiaries or any Affiliates of any of them as a division or part of it, (xxiv) will not enter into or be a party to, any transaction with its partners, members, shareholders, beneficiaries, trustees or its Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party, (xxv) will pay the salaries of its own employees from its own funds, (xxvi) if such Entity is a limited liability company, limited partnership, or business trust then such Entity shall continue and not dissolve whether as a consequence of bankruptcy or insolvency of one or more of the members, general partners, or trustees, as applicable, or otherwise, for so long as a solvent managing member, general partner, or trustee, as applicable, exists and, subject to applicable law, dissolution of the Entity shall not occur so long as the Entity remains owner of the Premises subject to the Mortgage and such Entity’s organizational documents shall contain such provisions, (xxvii) if such Entity is a limited liability company with two (2) or more members, it may be organized and existing under the laws of any state, and (xxviii) if such Entity is a limited liability company with only a single member then it must be organized and existing under the laws of the state of Delaware, and upon the occurrence of any event that causes the member to cease to be a member of the limited liability company (other than (a) upon an assignment by the member of all of its limited liability company interest in the limited liability company and the admission of the transferee pursuant to the operating agreement, or (b) the resignation of the member and the admission of an additional member of the limited liability company), each person acting as a Special Member pursuant to the operating agreement shall, without any action of any person and simultaneously with the member ceasing to be a member of the limited liability company, automatically be admitted to the limited liability company as a Special Member and shall continue the limited liability company without dissolution. No Special Member may resign from the limited liability company or transfer its rights as Special Member unless a successor Special Member has been admitted to the limited liability company as Special Member by executing a counterpart to the operating agreement; provided, however, the Special Members shall automatically cease to be members of the limited liability company upon the admission to the limited liability company of a substitute member. Each Special Member shall be a member of the limited liability company that has no interest in the profits, losses and capital of the limited liability company and has no right to receive any distributions of limited liability company assets. Pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), a Special Member shall not be required to make any capital contributions to the limited liability company and shall not receive a limited liability company interest in the limited liability company. A Special Member, in its capacity as Special Member, may not bind the limited liability company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the limited liability company, including, without limitation, the merger, consolidation or conversion of the limited liability company. The member shall not, so long as any obligation to the Lender is outstanding, amend, alter, change or repeal the definition of “Special Member” or any sections that relate to Special Members of the operating agreement without the unanimous written consent of all member(s) and Special Members. For so long as any obligation to Lender is outstanding, notwithstanding any other provision of the operating agreement and any provision of law that otherwise empowers the limited liability company or any member or any other person to the contrary, no member nor any other person so authorized shall permit the limited liability company, without the prior unanimous written consent of the member and all Special Members, to take any bankruptcy-related action. As long as any obligation to Lender is outstanding, the member shall cause the limited liability company at all times to have at least one Special Member who will be appointed by the member. In the event of a vacancy in the position of Special Member, the member shall, as soon as practicable, appoint a successor Special Member. One or more additional members of the limited liability company may be admitted to the limited liability company with the written consent of the member; provided, however, that, notwithstanding the foregoing, so long as any obligation to the Lender remains outstanding, no additional member may be admitted to the limited liability company unless permitted by the Loan Documents. The member shall agree that the operating agreement constitutes a legal, valid and binding agreement of the member, and is enforceable against the member by the Special Members, in accordance with its terms. In addition, the Special Members shall be intended beneficiaries of the operating agreement. For purposes hereof the term “Special Member” means a person or Entity who is not a member of the limited liability company but has agreed to act as a Special Member under the terms of the operating agreement with only the rights and duties expressly set forth in the operating agreement and only upon the occurrence of certain events that cause the member to cease to be a member of the limited liability company.

“State” means the state or commonwealth where the Premises is located.

“Taking” has the meaning provided in the Mortgage.

“Tax and Insurance Escrows” has the meaning set forth in Section 5.2(A) of this Agreement.

“Title Insurance Policy” means a loan policy of title insurance for the Premises issued by Chicago Title Insurance Company with respect to the Premises in an amount (not less than the Loan Amount) acceptable to Lender and insuring the first priority lien in favor of Lender created by the Mortgage, in each case acceptable to Lender in Lender’s discretion.

“UCC” means, with respect to any Collateral, the Uniform Commercial Code in effect in the jurisdiction in which the relevant Collateral is located.

ARTICLE II

GENERAL TERMS

Section 2.1                                      Loan Commitment; Disbursement to Borrower; Prepayment.

(A)                              The Loan. Subject to, and upon the terms and conditions set forth herein, Lender hereby agrees to make the Loan to Borrower on the Closing Date, in the Loan Amount, which Loan will mature on the Maturity Date.

(B)                                Disbursement to Borrower. Borrower may request and receive only one borrowing in respect of the Loan, which will not be subject to future advances and any amount borrowed and repaid in respect of the Loan may not be reborrowed. Borrower shall, on the Closing Date, receive the Loan Amount, subject to the direction given by Borrower as to the application of Loan proceeds.

(C)                                The Note and Other Loan Documents. The Loan shall be evidenced by the Note (made in the Loan Amount) and evidenced or secured by the other Loan Documents executed and delivered in connection with the Loan. The Note shall bear interest as provided in the Note, and shall be subject to the payment of interest and the repayment and prepayment of the Indebtedness as provided for herein. The Note shall be entitled to the benefits of this Agreement and shall be secured by the Mortgage and the other Loan Documents given to further secure the Loan.

(D)                               Loan Prepayment.

(i)                                     Except as otherwise provided in Section 2.1(D) (ii) below, Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open Period. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith;

(ii)                                  In addition, Borrower shall have the right to prepay all or any portion of the unpaid principal balance after the Lockout Date in accordance with the terms in 2.1(D)(i) above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole Premium.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce Lender to make the Loan to Borrower and in consideration of Lender’s reliance thereon, Borrower hereby represents, warrants and covenants, as follows:

Section 3.1.                                   Representations and Warranties Relating to Borrower.

(A)                              Organization.

(i)                                     Borrower is and, until the Indebtedness is paid in full, will continue to (a) be a duly organized and validly existing Entity in good standing under the laws of the state of its formation, (b) if applicable, be duly qualified as a foreign Entity in each jurisdiction in which the nature of its business, the Premises or any of the other Collateral makes such qualification necessary or desirable, (c) have the requisite Entity power and authority to carry on its business as now being conducted, (d) have the requisite Entity power to execute, deliver and perform its obligations under the Loan Documents and Environmental Indemnity, and (e) comply with the provisions of all of its organizational documents and the Legal Requirements of the state of its formation.

(ii)                                  Borrower, until the Indebtedness is paid in full, will continue to be a Single-Purpose Entity.

(B)                                Authorization. The execution, delivery and performance of the Loan Documents and Environmental Indemnity and the borrowing evidenced by the Note (i) are within the applicable powers of the Borrower and each other party to the Loan Documents and Environmental Indemnity (other than Lender); (ii) have been authorized by all requisite action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any provision of law, any order or judgment of any court or Governmental Authority, the articles of incorporation, by-laws, partnership, operating or trust agreement, or other governing instrument of Borrower or any other party to the Loan Documents or the Environmental Indemnity (other than Lender), or any indenture, agreement or other instrument to which Borrower or any other party to the Loan Documents and Environmental Indemnity (other than Lender) is a party or by which each such party or any of their respective assets or the Premises is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of such party’s assets, except the liens and security interests created by the Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority or other body (except for the recordation of the Mortgage and any other Loan Document intended to be recorded in the appropriate land records in the State and except for UCC filings relating to the security interest created hereby).

(C)                                Enforceability. The Loan Documents and Environmental Indemnity constitute the legal, valid and binding obligations of Borrower and the other parties to the

Loan Documents and Environmental Indemnity (other than Lender), enforceable against each such party in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law). Such Loan Documents and Environmental Indemnity are, as of the date hereof, not subject to any right of rescission, set-off, counterclaim or defense by Borrower or any other party to the Loan Documents and Environmental Indemnity (other than Lender), including the defense of usury, nor will the operation of any of the terms of the Note, the Mortgage, or such other Loan Documents and Environmental Indemnity, or the exercise of any right thereunder, render the Mortgage unenforceable against Borrower, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower nor any other party to the Loan Documents and Environmental Indemnity (other than Lender) have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

(D)                               Financial Condition. (i) Borrower is solvent and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, (ii) Borrower has not entered into this Loan transaction with the intent to hinder, delay or defraud any creditor, (iii) Borrower has received reasonably equivalent value for the making of the Loan and (iv) Borrower has no known contingent liabilities which could have a Material Adverse Effect.

(E)                                 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending and served or, to the knowledge of Borrower, threatened against Borrower or the Premises, that would have a Material Adverse Effect.

(F)                                 Not Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, together with applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form (the “Code”).

(G)                                ERISA. As of the date hereof and until the Indebtedness is paid in full: (i) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA, (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, (iv) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans, (v) Borrower has made and will continue to make all required contributions to all employee benefit plans, if any, established for or on behalf of Borrower or to which Borrower is required to contribute (vi) Borrower has and will continue to administer each such plan, if any, in accordance with its terms and the applicable provisions of ERISA and any other federal or state law; and (vii) Borrower has not and will not permit any liability under Sections 4201, 4243, 4062 or 4069 of Title IV of ERISA or taxes or penalties relating to any employee benefit plan or multi-employer plan to become delinquent or assessed, respectively, which would have a Material Adverse Effect.

(H)                               Investment Company Act; Public Utility Holding Company Act. Borrower is not and, until the Indebtedness is paid in full, Borrower will not be (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(I)                                    Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which is likely to have a Material Adverse Effect. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any indenture, agreement or instrument to which it is a party or by which Borrower or the Premises is bound.

(J)                                   Location of Chief Executive Offices and Borrower’s Trade Names. The location of Borrower’s principal place of business and chief executive office is 2901 Butterfield Road, Oak Brook, Illinois 60523 , and Borrower has no other places of business. Borrower does not conduct its business “also known as”, “doing business as” or under any other name. Borrower shall not change its principal place of business or chief executive office or conduct its business under any other name, without first notifying Lender in writing at least thirty (30) days prior to any such change.

(K)                               No Defaults. No default or Event of Default exists under or with respect to any Loan Document.

(L)                                 Labor Matters. Borrower is not a party to any collective bargaining agreements.

(M)                            Intellectual Property. All trademarks, trade names and service marks that Borrower owns or has pending, if any, or under which Borrower is licensed, if any, are in good standing and uncontested. There is no right under any trademark, trade name or service mark necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business. To the best of Borrower’s knowledge, Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower’s knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.

Section 3.2.                                   Representations and Warranties Relating to The Premises.

(A)                              Title Issues.

(i)                                     Borrower owns good, indefeasible, marketable and insurable fee simple title to the Premises, free and clear of all liens, other than the Permitted Encumbrances applicable to the Premises, and until the Indebtedness is paid in full Borrower shall not permit any liens (other than the Permitted Encumbrances, any title matters or exceptions approved in writing by Lender subsequent to the date hereof, taxes which are not yet due or delinquent, or any lien that is contested by Borrower in accordance with and subject to paragraph 1(e) of the Mortgage) to attach to the Premises. Borrower has good title to the Premises and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same. There are not now, and until the Indebtedness is paid in full, there will not be any outstanding options or agreements to purchase or rights of first refusal affecting the Premises, except the right of first refusal to purchase as set forth in paragraph 20 of the lease with The Stop & Shop Supermarket Company dated December 21, 2001. The Permitted Encumbrances do not and, until the Indebtedness is paid in full, will not materially and adversely affect (a) the ability of Borrower to pay in full all sums due under the Note or any of its other obligations in a timely manner (b) the use of the Premises for the use currently being made thereof, the operation of the Premises as currently being operated or the value of the Premises, or (c) the value or marketability of the Premises.

(ii)                                  No Taking has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Premises or for the relocation of roadways providing access to the Premises.

(iii)                               All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full. Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants’ property) used in connection with the operation of the Premises, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by the Loan Documents securing the Loan.

(iv)                              The Premises is and, until the Indebtedness is paid in full, will be assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is and, until the Indebtedness is paid in full, will be assessed and taxed together with the Premises or any portion thereof.

(v)                                 Except as disclosed in the Title Insurance Policy, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting the Premises, nor, to the knowledge of Borrower, are there any contemplated improvements to the Premises that may result in such special or other assessments and until the Indebtedness is paid in full, Borrower shall not permit any taxes, assessments, fees, water, sewer or other charges by Governmental Authorities relating to the Premises to become delinquent.

(vi)                              The Mortgage creates a valid and enforceable first mortgage lien on the Premises as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances, any title matters or exceptions approved in writing by Lender subsequent to the date hereof, and taxes which are not yet due or delinquent. Each Loan Document securing the Loan establishes and creates a valid, effective, and enforceable lien on and a security interest in, or claim to, the rights and property described therein. All personal property and fixtures covered by each such Loan Document are subject to a UCC financing statement filed and/or recorded, as appropriate, or irrevocably delivered to an authorized agent of the company issuing the Title Insurance Policy for such recordation or filing in all places necessary to perfect a valid first priority lien with respect to the rights and property that are the subject of each such Loan Document to the extent governed by the UCC.

(B)                                Status of the Premises.

(i)                                     No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or the Federal Emergency Management Agency or any successor thereto as an area having special flood or seismic hazards, or, if now or hereafter located within any such area, Borrower has obtained and will maintain the applicable flood hazard and/or earthquake insurance prescribed in the Mortgage.

(ii)                                  Borrower has obtained and, until the Indebtedness is paid in full, will maintain all necessary certificates, licenses, permits and other approvals, governmental and otherwise, necessary for the operation of the Premises; and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are and, until the Indebtedness is paid in full, will remain in full force and effect and not subject to revocation, suspension, forfeiture or modification.

(iii)                               As of the date hereof, and until the Indebtedness is paid in full: (a) the Premises and the present and contemplated use, occupancy, operation and construction thereof are and will remain in full compliance with all covenants and restrictions and all applicable licenses, permits and other approvals and all zoning ordinances, building codes, land use and environmental laws and other similar laws, (b) none of the Improvements lie or will lie outside of the boundaries of the Land or the applicable building restriction lines to the extent that such would have a Material Adverse Effect, (c) no improvements on adjoining properties (now or will) materially encroach upon the Land.

(iv)                              The Premises is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Premises has accepted or is equipped to accept such utility service. The Premises is served by public water and sewer systems. All of the foregoing utilities are located in the public right-of-way abutting the Premises, and all such utilities are connected so as to serve the Premises either (a) without passing over other property or, (b) if such utilities pass over other property, they do so pursuant to valid easements.

(v)                                 All public roads and streets necessary for service of and access to the Premises for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

(vi)                              The Premises is free from (a) damage caused by fire or other casualty; and (b) material structural defects; and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear.

(vii)                           Any and all liquid and solid waste disposal, septic and sewer systems located on the Premises are in a good and safe condition and repair and in compliance with all Legal Requirements.

(C)                                Status of the Leases and Rents.

(i)                                     No Prior Assignment. As of the date hereof, (i) Lender is the assignee of Borrower’s interest under the Leases, and (ii) there are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

(ii)                                  Security Deposits. As of the date hereof, Borrower is in compliance with all applicable Legal Requirements relating to all Security Deposits.

(iii)                               Leases. (a) Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are the valid, binding and enforceable obligations of Borrower and the applicable tenant or lessee thereunder; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated other than to Lender; (e) none of the Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exists no offset or defense to the payment of any portion of the Rents; (h) except for the right of first refusal to purchase as set forth in paragraph 20 of the lease with The Stop & Shop Supermarket Company dated December 21, 2001, no Lease contains an option to purchase, right of first refusal to purchase, expansion right, or any other similar provision; and (i) no Person has any possessory interest in, or right to occupy the Premises, except under and pursuant to a Lease; and (j) all leasing broker fees and commissions payable by Borrower with respect to the Lease(s) have been paid in full, in cash or other form of immediately available funds.

Section 3.3                                      Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in the Loan Documents, the Environmental Indemnity or in any other document or certificate delivered to Lender by Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which will have a Material Adverse Effect, nor as far as Borrower can foresee, might have a Material Adverse Effect.

Section 3.4.                                   Survival of Representations and Warranties. Borrower agrees that (A) all of the representations and warranties of Borrower set forth in this Agreement, in the other Loan Documents and Environmental Indemnity delivered as of the date hereof are made as of the date hereof (except as expressly otherwise provided) and (B) all representations, warranties and covenants made by Borrower shall survive the delivery of the Note and continue for so long as any Indebtedness remains owing, provided, however, that the representations and warranties set forth in the Environmental Indemnity shall survive in perpetuity and shall not be subject to the limitation of liability provisions set forth in the Note. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE IV

DEFAULTS AND REMEDIES

Section 4.1.                                   Remedies. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against Borrower under this Agreement, the Note, the Mortgage or any of the other Loan Documents, or at law or in equity may be exercised by Lender at any time and from time to time, without notice or demand, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Premises or all or any portion of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

ARTICLE V

SPECIAL PROVISIONS

Section 5.1.                                   Financial Reporting. Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles or in accordance with other methods of accounting acceptable to Lender in its sole discretion, consistently applied (“Approved Accounting Method”) and shall furnish to Lender the following, which shall be prepared, dated and certified by Borrower as true, correct and complete in the form required by Lender, unless otherwise specified below:

(A)                              Within 120 days after the end of each fiscal year for Borrower, detailed analytical financial reports for Borrower covering the full and complete operation of the Premises, prepared in accordance with the Approved Accounting Method, including, without limitation, a balance sheet, income and expense statements (including monthly income and expense amounts for each of the preceding twelve (12) months);

(B)                                Within 45 days after any written request by Lender, Borrower shall furnish to Lender, for the most recently completed fiscal year, a combined or consolidated federal income tax return filed for Borrower (if any such tax return is filed by Borrower) and IARETI. Said information shall be subject to Lender’s review;

(C)                                Within 45 days after any written request by Lender, a detailed budget in a format and with content reasonably acceptable to Lender, to include, without limitation, a comparison showing corresponding information for Borrower’s preceding fiscal year;

(D)                               Within 120 days after the end of each fiscal year of Borrower, a detailed rent roll stating the leasing status of the Premises as of the end of such year identifying the lessee (and assignee, subtenants and licensees, if any) and location of demised premises; square footage leased; base and additional rental amounts including any increases; rental concessions, allowances, abatements and/or rental deferments; pass-through amounts; purchase options; commencement and expiration dates; early termination dates; renewal options and annual renewal rents; total net rentable area of the Premises; the existence of any affiliation between Borrower and tenant; a detailed listing of tenant defaults; and within fifteen (15) days of Lender’s request, a listing of sales volumes attained by lessees of the Premises under percentage leases for the immediately preceding year and an aged accounts receivable report;

(E)                                 Within 30 days after the end of each fiscal quarter of Borrower, the reports described in Sections 5.1 (A) and (D) above, prepared on both a quarterly and year-to-date basis. Said reports may be internally prepared by Borrower.

Section 5.2.                                   Reserves and Cash Management.

(A)                              Upon the occurrence of an Event of Default, Borrower shall deposit with and pay to Lender, on each payment date specified in the Note, sums calculated by Lender for payment of: (i) the estimated taxes and assessments assessed or levied against the Premises, and (ii) the estimated premiums for insurance required by the Loan Documents, excluding commercial general liability insurance (collectively, the “Tax and Insurance Escrows”). Lender shall use the Tax and Insurance Escrows to pay the taxes, assessments and premiums when the same become due. Borrower agrees it is liable for any taxes, assessments and/or insurance premiums identified as being paid for by Borrower on Lender’s written Tax and Insurance Escrow analysis previously provided to Borrower and Borrower agrees to make any such payments when the same become due. Borrower shall procure and deliver to Lender, in advance, statements for such charges. If the total payments made by Borrower under this Section exceed the amount of payments actually made by Lender for taxes, assessments and insurance premiums, such excess shall be credited by Lender on subsequent deposits to be made by Borrower. If, however, the Tax and Insurance Escrows are insufficient to pay the taxes, assessments and insurance premiums when the same shall be due and payable, Borrower will pay to Lender any amount necessary to make up the deficiency, within five (5) business days before the date when payment of such taxes, assessments and insurance premiums shall be due. If at any time Borrower shall tender to

Lender, in accordance with the provisions of the Note and the other Loan Documents, full payment of the entire Indebtedness, Lender shall, in computing the amount of such Indebtedness, credit to the account of Borrower any balance remaining in the Tax and Insurance Escrows. If there is an Event of Default resulting in a public sale of the Premises, or if Lender otherwise acquires the Premises after an Event of Default, Lender shall apply, at the time of commencement of such proceedings, or at the time the Premises is otherwise acquired, the then remaining balance in the Tax and Insurance Escrows as a credit toward any delinquent or accrued taxes and then, in such priority as Lender elects, to the other Indebtedness.

Section 5.3                                      Security Agreement.

(A)                              Pledge of Accounts. To secure the full and punctual payment and performance of all of the Indebtedness, Borrower hereby assigns, conveys, pledges and transfers to Lender and grants to Lender a first and continuing lien on and security interest in and to all of Borrower’s right, title and interest in (i) the Tax and Insurance Escrows; (ii) all funds from time to time deposited or held in any of the foregoing, all investments made with respect thereto and all interest, if any, earned thereon; (iii) all other amounts required under the Loan Documents to be deposited with and/or held by Lender, including but not limited to insurance proceeds and proceeds payable to Borrower pursuant to a Taking; and (iv) to the extent not covered by the clauses (i) –(iii) above, all products and proceeds of any or all of the foregoing (collectively, the “Account Collateral”). Borrower agrees that the Account Collateral shall not constitute any deposit or account of the Borrower or moneys to which the Borrower is entitled upon demand, or upon the mere passage of time or sums to which Borrower is entitled to any interest or crediting of interest by virtue of Lender’s mere possession of such deposits. Lender shall not be required to segregate any Account Collateral and may hold such deposits in its general account or any other account and may commingle such deposits with any other moneys of Lender or moneys which Lender is holding on behalf of any other person or entity.

(B)                                Lender Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence of an Event of Default to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower with respect to the Account Collateral, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Beyond the exercise of reasonable care in the custody thereof, Lender shall not have any duty as to any Account Collateral or any income thereon in Lender’s possession or control or in the possession or control of any agents for, or of Lender, or the preservation of rights against any Person or otherwise with respect thereto, it being understood that so long as Lender exercises reasonable care, Lender shall not be liable or responsible for any loss, damage or diminution in value by reason of the act or omission of Lender, or Lender’s agents, employees or bailees.

Section 5.4                                      Assignment and Assumption of the Loan. Borrower shall not Transfer all or any portion of the Premises nor shall any of the Interest Owners Transfer all or any portion of their equity held in Borrower to another Person(s) except as may be expressly permitted in the Mortgage.

Section 5.5                                      Transfer of Loan by Lender.

(A)                              Lender may, at any time, sell, transfer or assign the Note, the other Loan Documents and the Environmental Indemnity, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (each, as designated by Lender, a “Securitization Transaction”). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securitization Transaction or any Rating Agency (as hereinafter defined) rating such Securitization Transaction (collectively, the “Investor”) and each prospective Investor and the advisor of each of the foregoing, all documents and information which Lender now has or may hereafter acquire relating to the Indebtedness and to Borrower, Guarantor and the Premises, whether furnished by Borrower, Guarantor or otherwise, as Lender determines necessary or desirable.

(B)                                Borrower agrees that it shall cooperate with Lender and use Borrower’s reasonable efforts to facilitate the consummation of any Securitization Transaction, including, without limitation, by:  (i) promptly and reasonably providing such information as may be requested in connection with the preparation of a private placement memorandum, prospectus or a registration statement required to privately place or publicly distribute the securities in a manner which does not conflict with federal or state securities laws; (ii) providing within 10 days of Lender’s request the reports described in Section 5.1.(D) above and monthly income information for each of the preceding 12 months; and (iii) permitting Lender, or its designees to inspect the Premises during normal business hours upon reasonable advance notice from Lender requesting same and to discuss with Borrower or its agents information and documentation with respect to the operation and management of the Premises. Lender shall make reasonable efforts to ensure that the lessees’ business operations are not disrupted.

(C)                                At any time, upon request of Lender, Borrower shall issue one or more separate (or component) notes (the “Component Notes”) with revised interest rates to replace the Note, the aggregate weighted average coupon rate of which shall, as of the issuance of the Component Notes, equal the initial interest rate on the Loan. Each Component Note may have a different interest rate. Borrower shall also be obligated to enter into such amendments to other Loan Documents as are necessary to reference the Component Notes. Notwithstanding the foregoing, Borrower shall only be required to issue such Component Notes as long as:

(i)                                     at and at all times after the issuance of such Component Notes, the aggregate weighted average coupon rate of the revised interest rates of the Component Notes equals the aggregate weighted average coupon rate of the Loan as if the Note had never been replaced;

(ii)                                  there shall be no negative economic effect upon Borrower’s debt service payments; and

(iii)                               such replacement shall be at no cost and expense to Borrower (including that Lender shall reimburse Borrower for its reasonable attorneys’ fees in reviewing the Component Notes).

(D)                               Lender agrees that any costs and expenses incurred by Lender under this Section 5.5 shall be the responsibility of and paid for by Lender.

Section 5.6                                      Insurance Requirements. Borrower shall at all times keep or cause to be kept in full force and effect the insurance required by the Mortgage.

Section 5.7                                      Management of Premises. If the Premises are managed by Borrower or an affiliate of Borrower, then upon the occurrence of an Event of Default, Lender may request, upon thirty (30) days prior written notice to Borrower, that Borrower select a successor manager not affiliated with Borrower to manage the Premises . If a successor manager is required pursuant hereto, Borrower shall immediately seek to appoint a successor manager acceptable to Lender in Lender’s reasonable discretion which successor manager shall be a reputable management company having at least seven (7) years’ experience in the management of commercial properties with similar uses as the Premises and in the jurisdiction in which the Premises is located and shall not be paid management fees in excess of fees which are market fees in the surrounding geographic area.

ARTICLE VI

MISCELLANEOUS

Section 6.1                                      No Liability of Lender. Borrower acknowledges and agrees that Lender’s acceptance or approval of any action of Borrower or any other matter requiring Lender’s approval, satisfaction, acceptance or consent pursuant to this Agreement, the other Loan Documents or the Environmental Indemnity, including any report certificate, financial statement, appraisal or insurance policy, will not be deemed a warranty or representation by Lender of the sufficiency, legality, effectiveness or other import or effect of such matter.

Section 6.2                                      No Third Parties Benefited. This Agreement is between and for the sole benefit of Borrower and Lender, and Lender’s successors and assigns, and creates no rights whatsoever in favor of any other Person and no other Person will have any rights to rely hereon.

Section 6.3                                      Time is of the Essence. Time is of the essence of each of Borrower’s obligations under this Agreement. The waiver by Lender of any default or Event of Default under this Agreement will not be deemed a waiver of any subsequent default or Event of Default.

Section 6.4                                      Binding Effect; No Borrower Assignment. This Agreement will be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, administrators, successors and assigns, provided however Borrower may not assign its rights or interests in this Agreement without the prior consent of Lender, which may be withheld in Lender’s discretion as provided in the Mortgage.

Section 6.5                                      Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts when taken together shall constitute but one agreement.

Section 6.6                                      Integration; Amendments; Consents. This Agreement, together with the other Loan Documents and the Environmental Indemnity, constitutes the entire agreement of the parties with respect to the Loan, and supersedes any prior negotiations or agreements, and supersedes any loan application submitted by Borrower to Lender and any commitment letter for the Loan delivered by Lender to Borrower. No modification, extension, discharge, termination or waiver of any provision of this Agreement or the other Loan Documents will be effective unless in writing, signed by the Person against whom enforcement is sought, and will be effective only in the specific instance for which it is given.

Section 6.7                                      Governing Law. The Loan will be deemed to have been made in the State, and this Agreement, the other Loan Documents and the Environmental Indemnity will be governed by and construed and enforced in accordance with the laws of the State without regard to the State’s conflicts of laws principles. Borrower and Lender each unconditionally and irrevocably waives any right to assert that the law of any other jurisdiction governs this Agreement, the other Loan Documents, and the Environmental Indemnity.

Section 6.8                                      Jurisdiction. Borrower irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement, the Note, the Mortgage, the other Loan Documents and the Environmental Indemnity may be brought in a court of record in the State or in the Courts of the United States located in the State, (b) submits to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Borrower irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Borrower at its address provided in the Mortgage. Nothing in this Section 6.8 will affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any suit, action or proceeding against Borrower or Borrower’s assets in the courts of any other jurisdiction.

Section 6.9                                      Severability of Provisions. If a court of competent jurisdiction finds any provision of this Agreement, the other Loan Documents or the Environmental Indemnity to be invalid or unenforceable as to any Person or circumstance in any state, such finding will not render that provision invalid or unenforceable as to any other Person or circumstance or in any other state. Where permitted by Legal Requirements, any provision found invalid or unenforceable will be deemed modified to the extent necessary to be within the limits of enforceability or validity; however, if such provision cannot be deemed so modified, it will be deemed stricken and all other provisions of this Agreement in all other respects will remain valid and enforceable.

Section 6.10                                Preferences. Lender will have no obligation to marshal any assets for the benefit of Borrower or any other Person or in satisfaction of any or all of the Indebtedness. Lender will have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Indebtedness. To the extent Borrower makes a payment to Lender or Lender receives any proceeds from the Collateral, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy, insolvency or other law, or for equitable cause, then, to the extent of such payment or proceeds released by Lender, the Indebtedness will be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 6.11                                Joint and Several Obligations. If this Agreement is executed by more than one Person as Borrower, the Indebtedness will be joint and several obligations.

Section 6.12                                No Joint Venture or Partnership. Borrower and Lender intend that the relationship created under this Agreement, the other Loan Documents and the Environmental Indemnity be solely that of borrower and lender. Nothing is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant to Lender any interest in the Premises other than that of mortgagee or secured party.

Section 6.13                                Waiver of Counterclaim. Borrower hereby waives, to the extent permitted by applicable law, the right to assert any counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against Borrower by Lender under any of the Loan Documents or the Environmental Indemnity.

Section 6.14                                Liability; Loan Recourse Limitation. Borrower’s obligations under this Loan Agreement are subject to the provisions of paragraph 9 of the Note.

Section 6.15                                Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 6.16                                Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the other Loan Documents.

IN WITNESS WHEREOF, Borrower and Lender have hereunto caused this Agreement to be executed on the date first above written.

REMAINDER OF PAGE INTENTIONALLY BLANK

(Signatures on next page)

SIGNATURE PAGE OF LENDER TO

LOAN AGREEMENT

PRINCIPAL COMMERCIAL FUNDING, LLC, a Delaware limited liability company

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE OF BORROWER TO

LOAN AGREEMENT

INLAND AMERICAN SOUTHINGTON, L.L.C., a Delaware limited liability company

By:	Inland American Ceruzzi Southington Member, L.L.C., a Delaware limited liability company, Sole Member

	By:	Inland American Southington Member II, L.L.C., a Delaware limited liability company, Manager

		By:	Inland American Real Estate Trust, Inc., a Maryland corporation, Sole Member

By:
Name:
Title: